Exhibit F-1


                               Balch & Bingham LLP
                               Birmingham, Alabama




October 23, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Re:      Statement on Form U-1 of
         Alabama Power Company (the "Company") et al.
         File No. 70-8461


Ladies and Gentlemen:

         We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the proposed transactions described therein relating to the issuance and sale by Alabama Power Capital Trust III, Alabama Power Capital Trust IV and Alabama Power Capital Trust V (the "Trusts") of Trust Preferred Securities and the related issuance by the Company of its Guarantees and Junior Subordinated Notes (all as defined therein).

         We are of the opinion that (i) the Company is validly organized and duly existing as a corporation under the laws of the State of Alabama, (ii) the Trusts have been duly formed and are validly existing as statutory business trusts under the laws of the State of Delaware, and (iii) upon the issuance of your order or orders in this matter permitting such statement on Form U-1 to become effective with respect to such proposed transactions, and in the event that the proposed transactions are consummated in accordance with such statement on Form U-1 and your order or orders in respect thereof:

         (a) all State laws applicable to such proposed transactions will have been complied with;

         (b) the Company's obligations with respect to the Guarantees and the Junior Subordinated Notes will be valid and binding obligations of the Company in accordance with their terms;




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Securities and Exchange Commission
October 23, 1998
Page 2




         (c) the obligations of each Trust with respect to its Trust Preferred Securities will be valid and binding obligations of such Trust in accordance with their terms; and

         (d) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Company, the Trusts, or any associate company of either thereof.

         We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1.


                           Very truly yours,

                           /s/Balch & Bingham